EXHIBIT 99.(c)

                            CONSENT OF ADVEST, INC.

     Advest, Inc. ("Advest"), an investment banking firm experienced in the valuation of financial institutions, hereby consents to the inclusion of its fairness opinion to the Board of Directors of The Flemington National Bank and Trust Company ("Flemington") included as Appendix B to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 of UJB Financial Corp. relating to the proposed merger of Flemington with and into United Jersey Bank and the references of such opinion in the Proxy Statement-Prospectus under the caption "Opinion of Flemington's Financial Advisor".

     By giving such consent, Advest does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Advest, Inc.


                                        By: /s/ EDWARD T. LUTZ
                                            ---------------------
                                            Edward T. Lutz
                                            Managing Director and Group Head

New York, New York
December 7, 1995